Exhibit 99.1
THIS AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR
A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN. SUCH OFFER OR
SOLICITATION ONLY WILL BE MADE IN COMPLIANCE WITH ALL
APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE
BANKRUPTCY CODE.

AMENDED PLAN SUPPORT AGREEMENT
by and among
DANA CORPORATION,
UNITED STEELWORKERS,
INTERNATIONAL UNION, UAW,
CENTERBRIDGE CAPITAL PARTNERS, L.P. AND
CERTAIN CREDITORS OF DANA CORPORATION

Dated as of July 26, 2007

EXHIBITS
Exhibit A: Supporting Creditors
Exhibit B: Plan Term Sheet
Exhibit C: Investment Agreement
Exhibit D: Qualified Investor and Participating Claim Definitions

-i-

PLAN SUPPORT AGREEMENT
     This Amended Plan Support Agreement (this “Agreement”), is entered into as of July 26, 2007, by and among Dana Corporation (“Dana”), on behalf of itself and its subsidiaries operating as debtors and debtors-in-possession (together with Dana, the “Debtors”) in the Chapter 11 Cases (as defined below); the United Steelworkers (the “USW”); the International Union, UAW (the “UAW”); Centerbridge Capital Partners, L.P. on behalf of itself and its affiliates (“Centerbridge”); and the creditors set forth on Exhibit A hereto (collectively, the “Supporting Creditors”). Each of the Debtors, the USW, the UAW, Centerbridge and the Supporting Creditors is referred to herein individually as a “Party,” and collectively, as the “Parties”. As used herein, the words “this Agreement”, “hereto”, “hereunder” and words of like import shall mean this Agreement.
RECITALS
     A. On March 3, 2006, the Debtors commenced jointly administered chapter 11 cases (together, the “Chapter 11 Cases”) in the Bankruptcy Court (as defined below). The Debtors’ successful reorganization as a sustainable, viable business requires the simultaneous implementation of several distinct restructuring initiatives and the cooperation of all the Debtors’ key business constituencies: customers, vendors, employees and retirees.
     B. On March 3, 2006, Stroock & Stroock & Lavan LLP (“Stroock”) was retained as counsel to an ad hoc group of holders of the Debtors’ unsecured bonds (the “Ad Hoc Group”).
     C. The USW and the UAW have retained Centerbridge as an advisor.
     D. On February 1, 2007, the Debtors filed the Motion and Memorandum of Law of Debtors and Debtors in Possession to Reject their Collective Bargaining Agreements and to Modify their Retiree Benefits Pursuant to Sections 1113 and 1114 of the Bankruptcy Code (the “1113/1114 Litigation”).
     E. In March and April 2007, the trial with respect to the 1113/1114 Litigation took place before the Bankruptcy Court.
     F. Since April 2007, the Debtors, the USW, the UAW and Centerbridge have engaged in discussions regarding a possible consensual resolution of (i) the 1113/1114 Litigation and (ii) all other issues between the Debtors and each of the USW and the UAW related to the Debtors’ restructuring (the “Global Settlement”). The Global Settlement includes, among other things, these Parties’ respective views of certain of the terms for a chapter 11 plan for the Debtors. The Global Settlement is conditioned upon the Debtors, the USW, the UAW, the Supporting Creditors and Centerbridge reaching agreement on all documents pertinent in any way to the Global Settlement, including Centerbridge’s and the Supporting Creditors’ participation in the Plan (as defined below) and/or all transactions contemplated thereby.
     G. As a consequence of the discussions mentioned above, this Agreement sets forth the Parties’ agreement with respect to their support of a plan of reorganization for the Debtors in order to implement the Global Settlement (the “Plan”), including the Plan Term Sheet and the entry into the Investment Agreement (as defined below) and the Union Settlement Agreements (as defined below).
     H. Centerbridge will make the New Investment (as defined below) on the terms and on the conditions set forth in the Investment Agreement (as defined below), which sets forth the obligations of Centerbridge to make the New Investment in exchange for certain Convertible Preferred Shares (as defined below) to be issued by Reorganized Dana under a confirmed Plan.
     I. Certain holders of general unsecured claims who are members of the Ad Hoc Group wish to express their support for the Global Settlement and wish to be part of the group formulating a Plan.
     J. Subject to the terms of this Agreement, the Parties have agreed to work together to attempt to complete the negotiation of the terms of the Plan, as well as to resolve other outstanding issues, and to formulate and facilitate confirmation and consummation of the Plan and the transactions contemplated hereby; provided, however, that Dana will be the sole proponent of the Plan.
     K. In so agreeing, the Parties do not desire and do not intend in any way to avoid, violate or diminish (i) the disclosure, solicitation and other requirements of applicable securities and bankruptcy laws or (ii) the fiduciary duties of the Debtors or any such other Party having such duties.
AGREEMENT
ARTICLE I
OVERVIEW OF CERTAIN DEFINED TERMS

1113/1114 Litigation	Has the meaning set forth in Recital D hereof

Ad Hoc Group	Has the meaning set forth in Recital B hereof

Agreement	Has the meaning set forth in the Preamble hereof

Bankruptcy Code	Means the Bankruptcy Reform Act of 1978, as amended, and codified at title 11 of the United States Code and as applicable to the Chapter 11 Cases

Bankruptcy Court	Means the United States Bankruptcy Court for the Southern District of New York

Bankruptcy Rules	Mean the Federal Rules of Bankruptcy Procedure

Centerbridge	Has the meaning set forth in the Preamble hereof

Chapter 11 Cases	Has the meaning set forth in Recital A hereof

Claim	Has the meaning ascribed to it in section 101 of the Bankruptcy Code

Confirmation Order	Means the order of the Bankruptcy Court approving the Debtors’ Plan in form and substance reasonably acceptable to the USW, the UAW, Centerbridge and the Supporting Creditors

Convertible Preferred Shares	Means, collectively, the Series A Preferred and the Series B Preferred (both as defined in the Investment Agreement)

Creditors Committee	Has the meaning set forth in Section 9.5(a) hereof

Dana	Has the meaning set forth in the Preamble hereof

Debtors	Has the meaning set forth in the Preamble hereof

Disclosure Statement	Means a disclosure statement with respect to the Plan filed by the Debtors with the Bankruptcy Court

Disclosure Statement Order	Means the order of the Bankruptcy Court approving the Debtors’ Disclosure Statement, which shall be in form and substance reasonably acceptable to the USW, the UAW, Centerbridge and the Supporting Creditors

Effective Date	Means a day, as determined by the Debtors and reasonably acceptable to Centerbridge, that is the business day as soon as reasonably practicable after all conditions to the effective date set forth in the Plan have been met or waived

Global Settlement	Has the meaning set forth in Recital F hereof

Investment Agreement	Means the Investment Agreement among Dana Corporation, Centerbridge and a subsidiary of Centerbridge attached hereto as Exhibit C and incorporated herein by reference to which no changes shall be made without the consent of the Supporting Creditors

Motion	Has the meaning set forth in section 2.1 hereof

New Investment	Means the proposed investment in the Reorganized Company by Centerbridge and other potential investors

Party or Parties	Has the meaning set forth in the Preamble hereof

Plan	Has the meaning set forth in Recital G hereof, shall include exhibits to the Plan and shall be in form and substance reasonably acceptable to the USW, the UAW, Centerbridge and Supporting Creditors holding at least $650 million in aggregate amount of Participating Claims (as such term is defined on Exhibit D)

Plan Term Sheet	Means the term sheet entitled “Dana Corporation, et al. Critical Elements to be Included in a Plan of Reorganization,” which is attached hereto as Exhibit B and incorporated herein by reference

Qualified Marketmaker	Means an entity that (i) holds itself out to the public as standing ready in the ordinary course of its business to purchase from customers and sell to customers Qualified Securities (or to enter with customers into long and short positions in derivative contracts that reference Qualified Securities), in its capacity as a dealer or market maker in such Qualified Securities, (ii) in fact regularly makes a two-way market in such Qualified Securities, and (iii) consistently has filed its U.S. federal income tax returns on the basis that such business constituted a securities dealer business within the scope of section 475(a) of the Internal Revenue Code of 1986, as amended. An entity that is under common control with or controlled by a Qualified Marketmaker shall be considered a Qualified Marketmaker for purposes of this waiver (and the limitations to this waiver expressly provided herein) to the extent it satisfies conditions (i) and (ii) of the preceding sentence.

Qualified Securities	Means (i) New Common Stock (as defined in the Investment Agreement) and (ii) options, forward contracts, swaps or other derivative contracts that require the delivery of such securities, or that require the payment of money determined by reference to the value or yield of such securities.

Reorganized Company	Means the Reorganized Debtors and their nondebtor subsidiaries

Reorganized Dana	Means a corporation that shall be the successor of Dana under a confirmed Plan

Reorganized Debtors	Means the Debtors, or any successor thereto, on or after the Effective Date of the Plan

Supporting Creditors	Has the meaning set forth in the Preamble hereof; the Supporting Creditors are identified on Exhibit A hereto

Termination Event	Has the meaning set forth in section 7.1 hereof

UAW	Has the meaning set forth in the Preamble hereof

Unions	Means the authorized representatives of the USW and UAW

Union Settlement Agreements	Means the settlement agreements reached by and among the Debtors and each of the Unions as of July 5, 2007, as amended on the date hereof.

USW	Has the meaning set forth in the Preamble hereof
ARTICLE II
OBLIGATIONS OF THE DEBTORS
     The Debtors presently believe that, subject to the exercise of their fiduciary duties as debtors and debtors-in-possession (after consultation with outside legal and financial advisors), prompt consummation of the Plan will facilitate the Debtors’ reorganization and is in the best interests of their creditors, shareholders and other parties-in-interest. Accordingly, the Debtors hereby agree, subject to the exercise of their fiduciary duties as debtors and debtors-in-possession (after consultation with outside legal and financial advisors), to use reasonable best efforts to propose the Plan and prosecute confirmation and consummation thereof. Subject to the foregoing, for as long as this Agreement remains in effect, the Debtors agree to:
     2.1 Prepare and file with the Bankruptcy Court a motion (the “Motion”) seeking an order, which shall be in form and substance reasonably acceptable to the USW, the UAW and Centerbridge, from the Bankruptcy Court (i) approving and authorizing the Debtors to enter into the Union Settlement Agreements, the Investment Agreement and this Agreement; (ii) authorizing payment of the Expense Reimbursement, the Termination Fee, the Commitment Fee and the Break-up Fee (as such terms are defined in the Investment Agreement) pursuant to, and on the terms and conditions set forth in, Article VII of the Investment Agreement; and (iii) determining that the Parties’ entry into, and performance of, their obligations under the Union Settlement Agreements, the Investment Agreement and this Agreement do not violate any law, including the Bankruptcy Code, and do not give rise to any claim or remedy against the Parties; and
     2.2 Not object to any application under section 503(b) or inclusion as part of the Plan under section 1129(a)(4) by Stroock for its representation of the Ad Hoc Group for payment of its reasonable legal fees and expenses from the filing of the Debtors’ chapter 11 cases to the Effective Date up to a cap of $5 million; and
     2.3 Not propose any Plan premised upon the use of section 382(l)(5) of the Internal Revenue Code and will propose only a Plan premised upon the use of section 382(l)(6) of the Internal Revenue Code; and

     2.4 Engage in good faith negotiations with the other Parties and other parties in interest regarding the Plan, Disclosure Statement and other definitive documents that are consistent with this Agreement and that resolve all unresolved items reflected herein and/or are necessary to the implementation of the transactions contemplated by this Agreement; including, without limitation:
          a. Using reasonable best efforts to negotiate with parties in interest and thereafter file the Plan and the Disclosure Statement by September 3, 2007; and
          b. Use reasonable best efforts to obtain entry by the Bankruptcy Court of the Confirmation Order on or before February 28, 2008.
ARTICLE III
SUPPORT OBLIGATIONS OF THE USW, THE UAW
AND CENTERBRIDGE
     Unless and until this Agreement has been terminated in accordance with its terms, each of the USW, the UAW and Centerbridge agrees (and shall cause its respective affiliates to agree) that:
     3.1 It will support prosecution, confirmation and consummation of the Plan including without limitation, (i) the entry of the Disclosure Statement Order and (ii) the entry of the Confirmation Order, despite objection or the rejection of the Plan (whether by vote or operation of section 1126(g) of the Bankruptcy Code) by any impaired class; provided, however, that, for the avoidance of doubt, nothing in this subsection is an agreement by any of the USW or the UAW to vote to accept or reject the Plan.
     3.2 It will not, nor will it encourage any other person or entity to, (i) object to, delay, impede, appeal, or take any other action, directly or indirectly, to interfere with, the entry of the Disclosure Statement Order; (ii) commence any proceeding or prosecute, join in, or otherwise support any action to oppose or object to the Plan or Disclosure Statement; and (iii) delay, object to, impede, appeal, or take any other action, directly or indirectly, to interfere with the acceptance or confirmation of the Plan, the entry of the Confirmation Order or the occurrence of the Effective Date.
     3.3 It will engage in good faith negotiations with the other Parties and other parties in interest regarding the Plan, Disclosure Statement and other definitive documents that are consistent with this Agreement and/or are necessary to the implementation of the transactions contemplated by this Agreement.
     3.4 Centerbridge hereby acknowledges and agrees that it has completed such due diligence review as is required in order to commit to the New Investment and that its obligations hereunder are not subject to any due diligence condition. Without limiting the foregoing, the Debtors will continue to provide Centerbridge with such information and access as it reasonably requests.

     3.5 With respect to the UAW and USW only, not object to any application under section 503(b) or as part of the Plan under section 1129(a)(4) by Stroock for its representation of the Ad Hoc Group for payment of its reasonable legal fees and expenses from the filing of the Debtors’ Chapter 11 Cases to the Effective Date up to a cap of $5 million.
     3.6 With respect to Centerbridge only, support through publicly filed pleadings any application under section 503(b) or as part of the Plan under section 1129(a)(4) by Stroock for its representation of the Ad Hoc Group for payment of its reasonable legal fees and expenses from the filing of the Debtors’ chapter 11 cases to the Effective Date up to a cap of $5 million.
     3.7 It will not support any Plan premised upon the use of section 382(l)(5) of the Internal Revenue Code and will support only a Plan premised upon the use of section 382(l)(6) of the Internal Revenue Code.
ARTICLE IV
SUPPORT OBLIGATIONS OF THE SUPPORTING CREDITORS
     Unless and until this Agreement has been terminated in accordance with its terms, each Supporting Creditor agrees that:
     4.1 It will support prosecution, confirmation and consummation of the Plan including without limitation, (i) the entry of the Disclosure Statement Order and (ii) the entry of the Confirmation Order, despite objection or the rejection of the Plan (whether by vote or operation of section 1126(g) of the Bankruptcy Code) by any impaired class; provided, however, that, for the avoidance of doubt, nothing in this subsection is an agreement by any Supporting Creditor to vote to accept or reject the Plan.
     4.2 It will not, nor will it encourage any other person or entity to, (i) object to, delay, impede, appeal, or take any other action, directly or indirectly, to interfere with, the entry of the Disclosure Statement Order; (ii) commence any proceeding or prosecute, join in, or otherwise support any action to oppose or object to the Plan or Disclosure Statement; (iii) support or encourage anyone to compete with the Investment Agreement; and (iv) delay, object to, impede, appeal, or take any other action, directly or indirectly, to interfere with the acceptance or confirmation of the Plan, the entry of the Confirmation Order or the occurrence of the Effective Date.
     4.3 It will engage in good faith negotiations with the other Parties and other parties in interest regarding the Plan, Disclosure Statement and other definitive documents that are consistent with this Agreement and/or are necessary to the implementation of the transactions contemplated by this Agreement.
     4.4 It agrees not to sell, transfer, assign, pledge, or otherwise dispose, directly or indirectly (including by creating any subsidiary or affiliate for the sole purpose of acquiring any Claims against any Debtor) their right, title or interest in respect of any Supporting Creditor Claim (or any such Claim against any Debtor acquired after the date of this Agreement) against any Debtor ( a “Transfer”), in whole or in part, or any interest therein (collectively, the “Relevant Claims”) unless the recipient of such Relevant Claim (a “Transferee”) agrees in writing (such writing, a “Transferee Acknowledgment”), prior to such Transfer, to be bound by this Agreement in its entirety without revisions. Upon the execution of the Transferee Acknowledgment, the Transferee shall be deemed to constitute a Supporting Creditor and, to the extent that such Transferee constitutes a Qualified Investor, shall be entitled to purchase shares of the Series B Preferred as set forth in, and subject to the limitations of, the Investment Agreement. Any Transfer that does not comply with this paragraph shall be void ab initio. In the event of a Transfer, the transferor shall, within five (5) business days, provide written notice of such transfer to the Company, together with a copy of the Transferee Acknowledgment.
     4.5 Subject to the provisions of any confidentiality agreement between the Supporting Creditor and any Debtor, it shall be permitted to purchase additional Claims against any Debtor; provided, however, that any such claims so acquired shall, whether or not the Supporting Creditor holds any Relevant Claims at the time of the acquisition, automatically be deemed to be Relevant Claims and to be subject to all of the terms of this Agreement hereof.
     4.6 It is a “Qualified Investor” as defined in the Investment Agreement and as such term is defined on Exhibit D.
     4.7 Acquisitions and dispositions of Claims by a Qualified Marketmakers that net to zero at the end of a trading day and that settle on the same settlement date (including, without limitation, transactions in which a Qualified Marketmaker acts as a “riskless principal” between customers by buying and selling the same aggregate amounts of securities) shall not be subject to the requirements of subsections 4 and 5 of this Article IV.
ARTICLE V
PLAN FRAMEWORK
     5.1 The Plan will contain the terms set forth in the Plan Term Sheet and the Investment Agreement, both of which are attached as Exhibits hereto and are incorporated herein by reference.
ARTICLE VI
ADDITIONAL AGREEMENTS
     The Parties acknowledge and agree that as a critical and integral part of the Global Settlement, the following agreements have been executed and delivered:
     6.1 The Debtors have executed and delivered the Union Settlement Agreements, including the amendment dated as of the date hereof.
     6.2 The USW and the UAW have executed and delivered their respective Union Settlement Agreement in accordance with their respective constitutions, including the amendment dated as of the date hereof; and
     6.3 The Debtors and Centerbridge will execute and deliver the Investment Agreement.

ARTICLE VII
TERMINATION EVENTS
     7.1 The occurrence of any of the following shall be a “Termination Event”:
          a. The termination of the Investment Agreement once executed;
          b. The termination of any one of the Union Settlement Agreements;
          c. The Plan fails to become effective on or before May 1, 2008;
          d. Any court shall declare, in a final, non-appealable order, this Agreement to be unenforceable;
          e. The Debtors obtain approval of a disclosure statement other than the Disclosure Statement;
          f. The Motion is denied by the Bankruptcy Court;
          g. The failure of the fees of Miller Buckfire, as financial advisor to the Debtors, to be reduced to an amount agreed upon by Supporting Creditors holding at least $650 million in aggregate amount of Participating Claims, Centerbridge and the Debtors; or
          h. With respect to the obligations of each Supporting Creditor (but not with respect to the obligations of any other Party hereto), the Plan fails to become effective by its terms by February 28, 2008 or (ii) any changes are made to the Investment Agreement or any exhibit thereto without the consent of Supporting Creditors holding at least $650 million in aggregate amount of Participating Claims.
     7.2 All obligations hereunder of all Parties shall terminate and shall be of no further force and effect:
          a. Automatically, and without written notice, upon the occurrence of the Termination Events described in Subsections 7.1(a), (b), (d), (e) and (f) above;
          b. Unless waived in writing by all Parties, upon written notice by one Party upon the occurrence of the Termination Events described in Subsection 7.1(c) above; and
          c. Automatically, and without written notice, immediately prior to the issuance of the common stock and Convertible Preferred Shares contemplated by the Plan and the Investment Agreement.
     7.3 All obligations hereunder with respect to an applicable Supporting Creditor (but not with respect to the obligations of any other Party hereto), shall terminate and shall be of no further force and effect after written notice is delivered to all other Parties (except other Supporting Creditors) by such Supporting Creditor or its counsel, upon the occurrence of the Termination Events described in Subsection 7.1(g) and (h).

ARTICLE VIII
GOVERNING LAW; JURISDICTION; VENUE
     This Agreement shall be governed and construed in accordance with the internal laws of the State of New York without regard to any conflict of law provision that could require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each Party hereby irrevocably and unconditionally agrees that the Bankruptcy Court will retain exclusive jurisdiction over all matters related to the construction, interpretation or enforcement of this Agreement. Each Party further agrees to waive any objection based on forum non conveniens. Each Party waives any right it may have to a trial by jury and consents to the Bankruptcy Court hearing and determining any matters related to the construction, interpretation or enforcement of this Agreement and the Investment Agreement without regard to whether such matter is a core matter within the meaning of 28 U.S.C. § 157(b).
ARTICLE IX
IMPLEMENTATION
     9.1 After execution of this Agreement by all Parties, the Debtors will file the Motion with the Bankruptcy Court. The Supporting Creditors, the USW and the UAW will timely file statements in support of the Motion with the Bankruptcy Court.
     9.2 The Parties agree to negotiate in good faith all of the documents and transactions described in, or in connection with, this Agreement.
     9.3 A Supporting Creditor will be entitled to purchase Series B Preferred in accordance with the terms of the Investment Agreement; provided that, such Supporting Creditor is a Qualified Investor, as defined in the Investment Agreement and set forth in Exhibit D hereto.
     9.4 Nothing in this Agreement shall be deemed to preclude any Supporting Creditor, acting alone and not in concert with any other Supporting Creditor, from making a proposal for an Alternative Investment, Alternative Majority Investment or Alternative Transaction (as such terms are defined in the Investment Agreement) that would be an alternative to the New Investment.
     9.5 (a) Any signatory who is a member of the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases (the “Creditors Committee”) executes this Agreement only in its individual capacity and not as a member of the Creditors Committee, and nothing contained herein shall apply to limit the free and unrestricted performance of such signatory’s duties as a member of the Creditors Committee, including, without limitation, the consideration and action, solely as a Creditors Committee member and not in its individual capacity, with respect to any competing plan of reorganization.
(b) Nothing contained herein shall restrict the right of a signatory to contact the Creditors Committee to provide comments on any relevant matter under Section 1102(b)(2)(B) of the Bankruptcy Code, including without limitation the signatory’s views in favor of or against any competing plan of reorganization.

ARTICLE X
GENERAL PROVISIONS
     10.1 It is an express condition to the effectiveness of this Agreement that (a) the Bankruptcy Court shall have entered an order approving the Motion and (b) the Union Settlement Agreements shall have been executed by the Debtors, and the relevant Union Settlement Agreement shall have been approved, executed and delivered by the USW or the UAW, as applicable, in accordance with their respective constitutions.
     10.2 Except as expressly provided in this Agreement, nothing contained herein (a) is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of the Parties to protect and preserve its rights, remedies, and interests; (b) may be deemed an admission of any kind; or (c) effects a modification of any existing agreement until such time as the Bankruptcy Court may have approved such modification. If the transactions contemplated herein are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto are not admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Agreement.
     10.3 Centerbridge shall promptly deliver to the Debtors, the USW, the UAW and the Supporting Creditors written notice upon the termination of the Investment Agreement. The Debtors shall promptly deliver to Centerbridge, the USW, the UAW and the Supporting Creditors written notice upon the termination of the Investment Agreement.
     10.4 The Supporting Creditors shall promptly deliver to Centerbridge, the Debtors, the USW and the UAW written notice upon the termination of this Agreement.
     10.5 The USW and/or the UAW shall deliver to the Debtors, the Supporting Creditors, the USW or the UAW (as applicable) and Centerbridge written notice upon the termination of any one of the Union Settlement Agreements as and when provided therein.
     10.6 Each Party hereby acknowledges that this Agreement is not, and shall not be deemed to be, a solicitation to accept or reject a plan or the Plan in contravention of section 1125(b) of the Bankruptcy Code. Each Party further acknowledges that no securities of any Debtor are being offered or sold hereby and that this Agreement does not constitute an offer to sell or a solicitation of an offer to buy any securities of any Debtor.
     10.7 Each Party, severally and not jointly, represents, covenants, warrants and agrees to each other Party, only as to itself and not as to each of the others, that the following statements, as applicable, are true, correct and complete as of the date hereof:
          a. It has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder;

          b. It is duly organized, validly existing, and in good standing under the laws of its state of organization and it has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder;
          c. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part; provided, however, that the Debtors’ authority to enter into this Agreement is subject to Bankruptcy Court approval;
          d. This Agreement has been duly executed and delivered by it and constitutes its legal, valid, and binding obligation, enforceable in accordance with the terms hereof, subject to entry of the order approving the Motion;
          e. The execution, delivery, and performance by it (when such performance is due) of this Agreement do not and shall not (i) violate any provision of law, rule, or regulation applicable to it or any of its affiliates or its certificate of incorporation or bylaws or other organizational documents or those of any of its affiliates or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its affiliates is a party; and
          f. There are no undisclosed agreements or commitments between or among the Parties or, to the knowledge of the Parties, any other parties regarding matters subject to the terms of this Agreement.
     10.8 Each Supporting Creditor, severally and not jointly, represents, covenants, warrants and agrees to each other Party, only as to itself and not as to each of the others, that it is the legal or beneficial holder of, or holder of investment authority over, the Supporting Creditor Claim set forth on Exhibit A and has or will have the authority to vote or direct the voting of claims relating to the Supporting Creditor Claim set forth on Exhibit A in respect of the Plan.
     10.9 Except as otherwise specifically provided herein, this Agreement may not be modified, waived, amended or supplemented unless such modification, waiver, amendment or supplement is in writing and has been signed by each Party. No waiver of any of the provisions of this Agreement shall be deemed or constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver be deemed a continuing waiver.
     10.10 This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators, and representatives; provided, however, that nothing contained in this subsection shall be deemed to permit sales, assignments, delegations or transfers of this Agreement or any Party’s rights or obligations hereunder.
     10.11 Nothing contained in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any person or entity other than the Parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party to any Party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any Party to this Agreement.

     10.12 All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given (and shall be deemed to have been duly given upon receipt) if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses:
          a. If to the Debtors, to:
Dana Corporation
4500 Dorr Street
Toledo, OH 43615
Facsimile: (419) 535-4790
Attention: Marc S. Levin, Esq.
with a copy to:
Jones Day
222 East 41st Street
New York, NY 10017
Facsimile: (212) 755-7306
Attention: Corinne Ball, Esq.
          Marilyn W. Sonnie, Esq.
          b. If to the USW, to:
United Steelworkers
Five Gateway Center
Pittsburgh, PA 15222
Facsimile: (412) 562-2429
Attention: David R. Jury, Esq.
          c. If to the UAW, to:
International Union, UAW
Solidarity House
8000 East Jefferson Avenue
Detroit, MI 48214
Facsimile: (313) 926-5240
Attention: Niraj R. Ganatra, Esq.
          d. If to Centerbridge, to:
Centerbridge Partners, L.P.
375 Park Avenue, 12th Floor
New York, NY 10019
Facsimile: (212) 301-6501
Attention: Jeff Aronson

          Brent Buckley
with a copy to:
Willkie Farr Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Facsimile: (212) 728-8111
Attention: Matthew A. Feldman, Esq.
          Jeffrey R. Poss, Esq.
          e. If to the Supporting Creditors, to:
the addressees set forth on Exhibit A.
with a copy to:
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038
Facsimile: (212) 806-6006
Attention: Kristopher M. Hansen, Esq.
          Sayan Bhattacharyya, Esq.
     10.13 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed signature page of this Agreement.
     10.14 This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, whether oral or written, with respect to such subject matter, provided, however, that upon execution of the Investment Agreement by the parties thereto, the Investment Agreement will supersede the New Investment Term Sheet. This Agreement is the product of negotiations among the Parties and represents the Parties’ intentions. In any action to enforce or interpret this Agreement, this Agreement shall be construed in a neutral manner, and no term or provision of this Agreement, or this Agreement as a whole, shall be construed more or less favorably to any Party.
     10.15 The agreements, representations and obligations of the Parties under this Agreement are, in all respects, several and not joint. Any breach of this Agreement by any Party shall not result in liability for any other non-breaching Party.
[Remainder of page intentionally blank; remaining pages are signature pages.]

     IN WITNESS WHEREOF, the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized representatives as of the date first above written.

DANA CORPORATION
By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Acting Secretary

UNITED STEELWORKERS
By:	/s/ David R. Jury
	Name:	David R. Jury
	Title:	Associate General Counsel

INTERNATIONAL UNION, UAW
By:	/s/ Niraj R. Ganatra
	Name:	Niraj R. Ganatra
	Title:	Associate General Counsel

CENTERBRIDGE CAPITAL PARTNERS, L.P.
By:	Centerbridge Associates, L.P.,
its general partner

By:	Centerbridge GP Investors, LLC,
its general partner

By:	/s/ Jeffrey Aronson
	Name:	Jeffrey Aronson
	Title:	Authorized Person

SUPPORTING CREDITOR
By:
Name:
Title:
Name of Institution: Amount of Bondholder Claims (as defined in Exhibit D hereto) Held: $
Amount of Trade Claims (as defined in Exhibit D hereto) Held: $

EXHIBIT A
[Supporting Creditors]

EXHIBIT B
in re Dana Corporation, et al.
CRITICAL ELEMENTS TO BE INCLUDED IN A
PLAN OF REORGANIZATION
          This Term Sheet summarizes certain of the principal terms and conditions of a chapter 11 plan of reorganization (the “Plan”) of Dana Corporation (“Dana”) and its debtor subsidiaries (each, a “Debtor” and, collectively, the “Debtors”) to be proposed by the Debtors in the Debtors’ chapter 11 cases pending in the United States Bankruptcy Court for the Southern District of New York as an integral part of the resolution and settlement of (a) the proceedings under 11 U.S.C. §§ 1113 and 1114 between (i) the Debtors and, respectively, (ii) the United Steelworkers (“USW”) and (iii) the International Union, UAW (“UAW”); and (b) all other issues among the Debtors and each of the USW and the UAW ( the “Global Settlement”).
          This Term Sheet is attached as Exhibit A to a plan support agreement (as it may be amended from time to time, the “PSA”) among (a) the Debtors, (b) the Unions (as defined below), (c) Centerbridge Capital Partners, L.P. (“Centerbridge”) and (d) certain supporting unsecured creditors (the “Supporting Creditors”). In the PSA, the Unions agree to support, and will commit to not oppose, a Plan that includes the terms and conditions set forth in this Term Sheet. Upon execution of the PSA, this Term Sheet is intended to be binding on the signatories of the PSA in accordance with the terms of the PSA, which will be subject to Bankruptcy Court approval. Notwithstanding the foregoing, this Term Sheet remains subject to, among other things, (a) resolution of any terms or items set forth herein that are bracketed or indicated as “to be determined;” (b) acceptable definitive documentation of all matters contemplated herein, including the Plan and any agreements specifically contemplated in this Term Sheet; and (c) the fiduciary duties of the Debtors. No vote in favor of any Plan is being solicited by or agreed to by this Term Sheet.
          Notwithstanding anything to the contrary set forth herein, this Term Sheet is being provided as part of settlement discussions and, therefore, shall be treated as such pursuant to Federal Rule of Evidence 408 and all bankruptcy and state law equivalents until such time as it is final and fully executed.
1. Certain Defined Terms

Ad Hoc Steering Committee	Means DK Partners, Dune Capital Management, LP, Franklin Mutual Advisers and Silver Point Capital LP or the four largest Bondholders that have executed appropriate confidentiality agreements with the Debtors and who are members of the Ad Hoc Committee of Bondholders if any of the aforementioned parties are no longer Bondholders

Bondholders	Means, collectively, the holders of: (i) the $150 million of 6.5% unsecured notes due March 15, 2008; (ii) the $350 million of 6.5% unsecured notes due on March 1, 2009; (iii) the $250 million of 10.125% unsecured notes due on March 15, 2010; (iv) the $575 million of 9.0% unsecured notes due August 15, 2011; (v) the € 200 million of 9% unsecured notes due August 15, 2011; (vi) the $450 million of 5.85% unsecured notes due on January 15, 2015; (vii) the $200 million of 7.0% unsecured notes due on March 15, 2028; and (viii) the $400 million of 7.0% unsecured notes due on March 1, 2029.

Consolidated Debtors	[To be defined]

Creditors’ Committee	Means the Official Committee of Unsecured Creditors appointed in the Debtors’ chapter 11 cases, as such committee may be constituted from time to time.

DB Plan	Means a defined benefit pension plan covering employees that are represented by the USW or the UAW.

DIP Facility	Means the Debtors’ existing debtor-in-possession credit facility, subject to any amendment thereto.

Effective Date	Means a day, as determined by the Debtors and that is reasonably acceptable to Centerbridge, that is the business day as soon as reasonably practicable after all conditions to the Effective Date in the Plan have been met or waived.

Emergence Liquidity	Means, as of the Effective Date, the sum of (i) cash and cash equivalents of the Debtors and their subsidiaries and (ii) unused commitments under the Exit Facility after giving effect to all cash distributions to be made on the Effective Date pursuant to the Plan.

Excess Distributable Cash	Means cash of the Reorganized Debtors in excess of the minimum cash required to operate the business on the Effective Date and thereafter.

Exit Facility	Means a senior secured financing facility to be entered into on the Effective Date by and among the Reorganized Debtors and the lenders party thereto, as determined prior to emergence through a competitive financing process run by the Debtors’ financial advisor and investment banker, Miller Buckfire & Co., LLC, subject to the covenant set forth below.

Invalidation Clauses	Means subclause (C) or (E) in the definition of Qualified Investor in the Investment Agreement.

Investment Agreement	Means that certain Investment Agreement, dated as of July ___, 2007, between Centerbridge , CBP Parts Acquisition Co. LLC, a newly formed Delaware limited liability company (the “Purchaser”), and Dana, which, among other things, sets forth the terms for the proposed investment in the Reorganized Company by Centerbridge and its affiliates and other potential investors, which will be attached as Exhibit B to the PSA.

Non-Core Businesses	Means those businesses to be specified by the Debtors and disclosed in confidence to the Unions, the Creditors’ Committee and Centerbridge. The Company represents that it has previously identified to the Unions those Non-Core Businesses that include UAW or USW represented facilities. Subject to any prepayment requirements set forth in the DIP Facility, proceeds from the sale of Non-Core Businesses will be used to fund operations or distributions under the Plan.

Qualified Investor	Has the meaning given to it in the Investment Agreement.

Reorganized Company	Means the Reorganized Debtors and their nondebtor subsidiaries.

Reorganized Debtors	Means the Debtors, or any successor thereto, on or after the Effective Date of the Plan.

Union Consent	Unless otherwise expressly agreed, “Union Consent” shall mean the agreement of the respective International President of the UAW or USW (or any designee of such officer).

Unions	Means the authorized representatives of the USW and the UAW.

Union Settlement Agreements	Means the settlement agreements reached by and among the Debtors and each of the Unions as of July 5, 2007, as amended.

Unsecured Claims	Means unsecured nonpriority claims other than (i) convenience class claims, (ii) asbestos personal injury claims, (iii) intercompany claims, (iv) Dana Credit Corporation claims and (v) any claims of the non-union retirees represented by the Official Committee of Non-Union Retirees.

Unsecured Creditors	Means the holders of Unsecured Claims against the Consolidated Debtors.

2. New Investment

New Investment	On the Effective Date, there shall be an investment made in the Reorganized Company as described in the Investment Agreement.

Process	The order approving the Global Settlement shall contain provisions for a process (the “Process”) acceptable to the Debtors, the Unions, Centerbridge and the Creditors’ Committee under which persons or entities who have submitted a bona fide expression of interest for an Alternative Investment, Alternative Majority Investment, Alternative Transaction or Alternative Stand-Alone Plan (each as defined in the Investment Agreement and each, an “Alternative Proposal”): (i) would be granted access to Company information after signing a confidentiality agreement having terms no less favorable to the Company or more favorable to the recipient thereunder than the respective terms of the confidentiality agreement executed by Appaloosa Management L.P. (an “Acceptable Confidentiality Agreement”); and (ii) would be authorized to submit simultaneously to the Debtors and the Creditors’ Committee a definitive Alternative Proposal on or before , 2007. The Debtors will keep the Creditors’ Committee and the Ad Hoc Steering Committee informed of all Alternative Proposals and, if the Company chooses to proceed with an Alternative Proposal, the Debtors agree that they will amend any plan of reorganization that may then be filed with the Bankruptcy Court to incorporate such Alternative Proposal; and the Unions, Centerbridge and the Ad Hoc Bondholders’ Committee agree (and the Creditors’ Committee will agree on the record at the July 26, 2007 hearing) that they will not (i) construe any such amendment as a “new” plan such that the Debtors would lose their exclusive rights to file or solicit acceptances to such plan, as amended, or (ii) take any other action or make any other suggestion in any forum to limit or terminate such exclusive rights of the Debtors. In all events, each Union shall retain its rights under Appendix R to its respective Settlement Agreement, as modified to: (i) provide that the counsel for the Creditors’ Committee will be co-counsel with the Debtors in any mediation/arbitration proceeding under Appendix R to the Union Settlement Agreements; (ii) establish an objective standard by which the mediator/arbitrator is to determine whether the Unions acted reasonably in withholding their consent to an alternative transaction; (iii) identify an arbitrator that is acceptable to the Debtors, the Unions and the Creditors’ Committee; and (iv) limit the Union’s due diligence and the arbitration period to four weeks in the aggregate.

Nothing herein relieves the Debtors of their obligations under the Investment Agreement.

3. Termination Events

Termination Events	The Investment Agreement and the Union Settlement Agreements shall each contain certain specified termination events and remedies therefor.

4. Certain Emergence Covenants and Other Terms

Leverage Limitation	The total amount of funded debt at emergence shall not exceed $1.5 billion.

Minimum Emergence Liquidity	Upon emergence, the Reorganized Debtors’ Minimum Emergence Liquidity will be reasonably acceptable to the Unions and Centerbridge.

Exit Facility	The Debtors shall obtain an Exit Facility upon emergence to, among other things, refinance the DIP Facility, provide liquidity through short-term borrowings for working capital and general corporate purposes, and permit the issuance of letters of credit. The Exit Facility will be with parties and on market terms reasonably acceptable to Centerbridge; provided, that the Debtors shall have the obligation to consult with Centerbridge regarding such terms and parties.

Union Settlement Agreement Obligations	The Plan will conform to the Union Settlement Agreements in terms of providing reasonable certainty, acceptable to the Debtors and the Unions, as to the source and the amount of cash required to meet the Debtors’ cash payment obligations as set forth in the Union Settlement Agreements. The Plan shall provide for the Unions’ Claim as described in the Union Settlement Agreements.

Treatment of Unsecured Creditors	Unsecured Creditors will receive, on account of their allowed Unsecured Claims, their pro rata portion of shares of common stock of the Reorganized Company (“New Common Stock”) and/or Excess Distributable Cash if it is determined that Excess Distributable Cash is available. In addition, Unsecured Creditors that are not Qualified Investors (but not including creditors that were Qualified Investors but ceased to be so as of the Record Date as a result of the operation of the Invalidation Clauses) (collectively, the “Non-Eligible Unsecured Creditors”) will receive an amount of cash and/or New Common Stock that is (i) determined to be reasonably acceptable to the Debtors, Centerbridge and the Ad Hoc Steering Committee and (ii) approved by the Bankruptcy Court. Distributions to the Unions shall be governed by the terms of the Union Settlement Agreements.

Initial Management	The Plan shall contain a process whereby the individuals who are expected to serve on the New Board shall negotiate, in consultation with Centerbridge, employment agreements with the senior management team which shall be market employment agreements in form and substance reasonably acceptable to Centerbridge, which employment agreements will be subject to approval by the Board of Directors of the Reorganized Company on the Effective Date. Centerbridge will consult with the Ad Hoc Steering Committee with respect to such employment agreements; provided, however, that in the event Centerbridge determines in good faith that revealing certain specific information at a particular point in time could impact negatively either the substance of the negotiations or the prospects of the Company it reserves the right to delay consultation until it reasonably determines in good faith that the risk of a negative impact has passed; provided further that Centerbridge will oppose the execution or finalization of such employment agreements without first discussing them with the Ad Hoc Steering Committee.

Tax Attributes To Be Preserved	Unless otherwise agreed by the New Investor, the Debtors and the Ad Hoc Steering Committee, the investments under the Plan, as well as any relevant Plan provisions, will be structured so as to preserve the ability of the Debtors and the Reorganized Debtors to qualify for tax benefits available under IRC section 382(l)(6).

No Sale of Core Businesses Prior to Emergence	Except for the sale of the Non-Core Businesses and in addition to any requirements, or consents required by the lenders, under the DIP Facility, the Debtors will not sell any business line within the Automotive Systems Group or the Commercial Vehicles Group prior to the Effective Date without Union Consent or the consent of Centerbridge.

Successorship and Sales Post Emergence	The Debtors will emerge from chapter 11 with their businesses other than the Non-Core Businesses (the “Core Businesses”) intact. Limitations on the Reorganized Debtors’ ability to sell, transfer or distribute substantially all of the stock or assets of any of the Core Businesses shall be addressed, if at all, in the Union Settlement Agreement and related individual collective bargaining agreements.

Outside Effective Date	The PSA and this Term Sheet shall expire and be of no further effect (i) for the Unions, the Debtors and Centerbridge if the Plan fails to become effective on or before May 1, 2008 and (ii) for any Supporting Creditor that has exercised its right to terminate the PSA because the Plan fails to become effective on or before February 28, 2008 (as applicable, the “Outside Effective Date”).

Unsecured Claim Condition to Effective Date	It shall be a condition to the occurrence of the Effective Date of the Plan that the total amount of allowed Unsecured Claims (excluding any claims of the Unions) shall not exceed $3.25 billion; provided, however, that this condition may be waived by the Unsecured Creditors’ Committee acting reasonably and consistently with its fiduciary duties to all unsecured creditors and after taking into account the efforts that the Debtors, the Creditors’ Committee and other parties, if applicable, have made to resolve Unsecured Claims.

Union VEBAs	The Plan will provide that consideration will be paid into separate, Union-specific voluntary employees’ benefit associations to be established pursuant to the Union Settlement Agreements in the amount set forth therein and that, upon such funding, the Debtors shall have no further obligation (whether ongoing or by claims against their estates) for the provision of non-pension benefits to UAW and USW retirees.

LTD Claims	The claims, if any, of the members of the UAW or the USW that are receiving Long Term Disability shall be deemed settled (in accordance with the applicable Union Settlement Agreement) and shall not be entitled to vote to accept or reject the Plan due to the provisions for funding the Union VEBAs on account of such claims set forth in the Union Settlement Agreements.

Acceptance and Rejection Provisions	Other than as set forth herein, the Plan will contain customary provisions regarding the acceptance of the Plan by impaired and unimpaired classes and the deemed rejection by certain classes.

Cramdown	To the extent that any impaired class rejects the Plan or is deemed to have rejected the Plan, the Debtors reserve the right to seek, and the Unions, the Ad Hoc Steering Committee and Centerbridge agree to support, confirmation of the Plan under 11 U.S.C. § 1129(b).

Defined Benefit Pension Plans	The Plan will not provide for or be conditioned upon the distress termination of any DB Plan pursuant to section 4041(c) of ERISA, 29 U.S.C. § 1341(c), nor shall the Debtors (or any Plan sponsored by the Debtors) seek a standard termination of any DB Plan. In addition, the Debtors agree to oppose any involuntary termination sought pursuant to Section 4042 of ERISA, 29 U.S.C. § 1342 of any DB Plan.

Collective Bargaining Agreements	The Plan will provide for the (i) assumption by the Debtors of the new collective bargaining agreements to be entered by the Debtors and the UAW or USW as contemplated by the Union Settlement Agreement at the following bargaining units: (a) Fort Wayne, IN – Local Union 903; (b) Henderson, KY – Local Union 9443-02; (c) Marion, IN – Local Union 113; (d) Auburn Hills, MI – UAW Local 771; (e) Rochester Hills UAW Local 771; (f) Longview, TX UAW Local [TBD]; (g) Lima, OH – UAW Local 1765; (h) Elizabethtown, KY – UAW Local 3047; and (i) Pottstown, PA – UAW Local 644; (ii) the assumption of the respective Neutrality Agreements as contemplated by the Union Settlement Agreements, and (iii) the assumption of any and all other related agreements necessary to effect the Union Settlement Agreements.

New Board	The Board of Directors of the Reorganized Company shall be as set forth in the Investment Agreement.

EXHIBIT C
[Incorporated by reference to Exhibit 99.2 to
the Current Report on Form 8-K filed July 31, 2007]

EXHIBIT D1
“Acquired Bond Claims” means Qualified Bond Claims that are transferred to a Person who (A) is a QIB and (B) who assumes all of the obligations of the transferor under the Support Agreement in connection with such transfer. Acquired Bond Claims that are subsequently transferred to a Person who (A) is a QIB and (B) who assumes all of the obligations of the transferor under the Support Agreement and delivers a signature page to the Support Agreement to the Company and Centerbridge within 5 business days of the closing of such transfer (however, in no event later than the Confirmation Date) shall continue to be deemed Acquired Bond Claims.
“Bondholder Claims” means all allowed liquidated, noncontingent, unsecured Claims on account of the unsecured notes listed in the definition of Bondholders in the Plan Term Sheet;
“Bondholder Record Date” means August 13, 2007;
“QIB” means a “qualified institutional buyer,” as such term is defined in Rule 144A promulgated under the Securities Act.
“Qualified Bond Claims” means the net Bondholder Claims (after subtracting short positions and/or other hedge positions) that are beneficially owned as of the Bondholder Record Date by a Person who (A) together with its Affiliates, holds Bondholder Claims and/or Trade Claims in an aggregate amount equal to or greater than the Threshold Amount; (B) is a QIB; and (C) executes and delivers a signature page to this Agreement on or before the Bondholder Record Date.
“Qualified Investor” means a Person, other than the Unions, who (A) together with its Affiliates, beneficially owns Qualified Bond Claims, Acquired Bond Claims, and/or Qualified Trade Claims(such claims collectively, “Participating Claims”) in an aggregate amount equal to or greater than the Threshold Amount; (B) is a QIB; (C) is qualified to make the representations and warranties in, and who delivers to the Company within the timeframe specified in Section 1.2 of the Investment Agreement, a duly executed copy of, a Series B Subscription Agreement in the form of Exhibit C ; and (D) has not at any time during the period from the Record Date through and including the Effective Date, engaged in any short sales of New Common Stock or Claims, any transactions involving options (including exchange-traded options), puts, calls or other derivatives involving securities of New Dana or any other transactions of any type that would have the effect of providing such holder with any other economic gain in the event of a decrease in the current or future market price of New Common Stock or Claims unless the Person has engaged in such activity pursuant to Section 4.7 of this Agreement, or otherwise breached any covenants or agreements in the Subscription Agreement
“Qualified Trade Claims” means Trade Claims that are beneficially owned as of the Trade Claims Record Date by a Person who (A) together with its Affiliates, beneficially owns Trade

[1]	Capitalized terms used herein and not defined have the meanings ascribed to them in the Investment Agreement.

Claims, Qualified Bond Claims and/or Participating Claims in an aggregate amount equal to or greater than the Threshold Amount; (B) is a QIB; and (C) executes and delivers a signature page to this Agreement on or before the Trade Claims Record Date.
“Threshold Amount” means $25 million.
“Trade Claims Record Date” means the Confirmation Date.